CONTROL AGREEMENT

July 30, 2007

East West Bank
9300 Flair Drive
El Monte, CA 91731

Ladies and Gentlemen:

The undersigned, WAAT Media Corp. (the “Grantor”) has entered into a Guarantee and Security Agreement, dated as of July 30, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guarantee and Security Agreement”), among Twistbox Entertainment, Inc. (the “Company”), each of the Subsidiaries of the Company party thereto and ValueAct SmallCap Master Fund, L.P., as Collateral Agent for the benefit of the Secured Parties referred to therein (in such capacity, the “Collateral Agent”) as required by (i) that certain Securities Purchase Agreement, dated as of July 30, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”), among the Company and ValueAct SmallCap Master Fund, L.P. (the “Investor”), and (ii) the Senior Secured Note, dated as of July 30 2007, among the Company and the Investor (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Senior Secured Note”).

Pursuant to the Guarantee and Security Agreement and related documents, the Grantor has granted to the Collateral Agent, for the benefit of the Secured Parties (as defined therein), a security interest in the accounts set forth on Schedule I hereto (individually the “Collateral Account”, together the “Collateral Accounts”) and all present and future Assets in the Collateral Account.

1. Instructions of the Grantor. The Grantor hereby instructs you (the “Control Account Bank”) to, and you hereby agree that you will:

(a) maintain the Collateral Account, as “Collateral Account No.: _______ - Twistbox Entertainment, Inc. Collateral Account”;

(b) hold in the Collateral Account the assets, including all cash and other financial assets and property and rights now or hereafter received in such Collateral Account (collectively the “Assets”);

(c) provide to the Collateral Agent, with a duplicate copy to the Grantor, a monthly statement of Assets including a confirmation statement of each transaction effected in the Collateral Account; and

(d) honor only the written instructions or entitlement orders in regard to or in connection with the Collateral Account given by the Collateral Agent, except that until such time as the Collateral Agent gives a written notice to the Control Account Bank substantially in the form of Annex 1 hereto (a “Event of Default Notice”) that the Grantor’s rights under this Control Account Agreement (the “Control Account Agreement”) have been terminated, the Grantor may request the withdrawal of, or transfer of, Assets from any Collateral Account (each a “Withdrawal Request”), and the Control Account Bank shall honor such Withdrawal Requests. The Collateral Agent agrees with the Grantor that it shall not give (i) instructions or entitlement orders in regard to or in connection with the Collateral Account or (ii) an Event of Default Notice to the Control Account Bank unless, in each case, an Event of Default has occurred and is continuing under the Senior Secured Note. The Control Account Bank shall be entitled to rely and shall be fully protected in relying on the due authorization of any such written notice without inquiry. At the time the Collateral Agent gives an Event of Default Notice to the Control Account Bank it shall deliver a copy of such Event of Default Notice to the Grantor.

2. Agreements of the Control Account Bank.

(a) By its signature below, the Control Account Bank agrees to comply with the written entitlement orders and instructions of the Collateral Agent directing transfer of the Assets relating to the Collateral Account (including any instructions with respect to transfers and withdrawals of cash or other of the Assets) without the consent of the Grantor or any other person (it being understood and agreed by the Grantor that the Control Account Bank shall have no duty or obligation whatsoever of any kind or character to have knowledge of the terms of the Guarantee and Security Agreement or the Securities Purchase Agreement or to determine whether or not an Event of Default exists thereunder). The Grantor hereby agrees to indemnify and hold harmless the Control Account Bank, its affiliates, officers and employees from and against any and all claims, causes of action, liabilities, lawsuits, demands and/or damages, including any and all court costs and reasonable attorney’s fees, that may result by reason of the Control Account Bank complying with such instructions of the Collateral Agent. In the event that the Control Account Bank is sued or becomes involved in litigation as a result of complying with the above stated written instructions, the Grantor and the Collateral Agent agree that the Control Account Bank shall be entitled to charge all costs and fees it incurs in connection with such litigation to the Assets in the Collateral Account and withdraw such sums as the costs and charges accrue.

(b) Except with respect to the obligations and duties as set forth herein, this Control Account Agreement shall not impose or create any obligations or duties upon the Control Account Bank greater than or in addition to the customary and usual obligations and duties of the Control Account Bank to the Grantor.

(c) During the term of this Control Account Agreement, the Control Account Bank agrees that, except for Liens resulting from customary, fees, or charges based upon transactions in the Collateral Account, it subordinates in favor of the Collateral Agent any security interest, lien or right of setoff the Control Account Bank may have. The Control Account Bank acknowledges that it has not received notice of any other security interest in the Collateral Account or the Assets. In the event any such notice is received, the Control Account Bank will promptly notify the Collateral Agent.

3. Binding Agreement. This Control Account Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and it and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, and the law of the Control Account Bank’s jurisdiction for the purposes of Sections 9-301, 9-304 and 9-307 of the UCC shall be, the law of the State of New York.

4. Control. The Grantor, Collateral Agent and Control Account Bank are entering into this Control Account Agreement to provide for the Collateral Agent’s control of the Assets and to confirm the first and exclusive priority of the Collateral Agent’s security interest in the Assets. The Control Account Bank agrees to promptly make and thereafter maintain all necessary entries or notations in its books and records to reflect the Collateral Agent’s security interest in the Assets.

5. Severability. If any term or provision of this Control Account Agreement is determined to be invalid or unenforceable, the remainder of this Control Account Agreement shall be construed in all respects as if the invalid or unenforceable term or provision were omitted. This Control Account Agreement may not be altered or amended in any manner without the express written consent of the Grantor, the Collateral Agent and the Control Account Bank. This Control Account Agreement may be executed in any number of counterparts, all of which shall constitute one original agreement.

6. Termination. This Control Account Agreement shall be terminated upon the earlier of (i) thirty (30) days following the date of the Control Account Bank’s delivery of written notice to the Grantor and the Collateral Agent or (ii) written notice by the Collateral Agent to the Control Account Bank and the Grantor. The Collateral Agent shall deliver such notice promptly upon the termination of the Collateral Agent’s security interest in the Assets.

7. Miscellaneous.

(a) The Grantor acknowledges that this Control Account Agreement supplements any existing agreements of the Grantor with the Control Account Bank and, except as expressly provided herein, is in no way intended to abridge any rights that the Control Account Bank might otherwise have.

(b) Any action arising out of or relating to this Control Account Agreement shall be litigated in, and only in, courts located in New York City, New York, Borough of Manhattan, and the parties hereby submit to the exclusive jurisdiction of such courts and agree that they are a convenient forum. Each party hereby waives the right to trial by jury in any action arising out of or relating to this Control Account Agreement.

(c) This Control Account Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Control Account Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Control Account Agreement.

(d) This Control Account Agreement supersedes all prior agreements, oral or written, with respect to the subject matter hereof. There are no third party beneficiaries to this Control Account Agreement, other than as specifically referred to herein.

(e) This Control Account Agreement shall be governed by, and construed in accordance with, the law of the state of New York.

(f) Upon acceptance of this Control Account Agreement, it will be the valid and binding obligation of the Grantor, the Collateral Agent, and you, in accordance with its terms.

[Remainder of Page is Intentionally Blank]

Very truly yours,

TWISTBOX ENTERTAINMENT, INC.
By:	/s/ Ian Aaron
Name:	IAN AARON
Title:	PRES. /CEO

VALUEACT SMALLCAP MASTER FUND, L.P.,
as Collateral Agent

By:	/s/ David Lockwood
Name:	David Lockwood
Title:	Managing Member

Acknowledged and agreed to as of the date first above written:

EAST WEST BANK

By:	/s/ Phillip Leung
Phillip Leung, SVP